EXHIBIT 16.1


[KPMG LETTERHEAD]


          200 Crescent Court                              Telephone 214 754 2000
          Suite  300                                      Fax  214 754 2297
          Dallas,  TX  75201-1885




February  4,  1999


Securities  and  Exchange  Commission
Washington,  D.C.  20549


Ladies  and  Gentlemen:

We were previously principal accountants for Newmark Homes Corp. and, under the date of January 23, 1998, we reported on the consolidated financial statements of Newmark Homes Corp. as of and for the years ended December 31, 1997 and 1996, On January 27, 1999, our appointmerit as principal accountants was terminated. We have read Newmark Homes Corp. statements included under Item 4 of its Form 8-K dated February 3, 1999, and we agree with such statements, except that we are not in a position to agree or disagree with Newmark Homes Corp, (the Corporation) statements that a) the change was approved by the board of directors, b) that on January 27, 1999 the Corporation engaged BDO Seidman, LLP
(BDO) to be the Corporation's certifying accountant, and c) BDO reviewed the past financial statements for the Corporation in making its determination to accept the engagement with the Corporation.

Very  truly  yours,

/s/  KPMG  LLP





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